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                                                                    EXHIBIT 4.25

         THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO
       THE SECURITIES LAWS OF ANY STATE.  ACCORDINGLY, THIS EQUIPMENT
         NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT
          AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH
                         REGISTRATIONS IS AVAILABLE.

             STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                            NATIONAL ASSOCIATION,
                         NOT INDIVIDUALLY BUT SOLELY
                              AS OWNER TRUSTEE

      SERIES A EQUIPMENT NOTE DUE DECEMBER 2, 2015 ISSUED IN CONNECTION
        WITH THE BOEING MODEL 737-322 AIRCRAFT BEARING UNITED STATES
                         REGISTRATION NUMBER N398UA.


No. 1994 737 B-A1                            Date:  December 23, 1997


Original Principal Amount                    Maturity Date
-------------------------                    --------------
$10,750,000                                  December 2, 2015


                 STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not individually but solely as Owner Trustee (herein, in such capacity, the "Owner Trustee") for value received, hereby promises to pay to FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Subordination Agent as nominee for the Pass Through Trustee under the Intercreditor Agreement, or registered assigns, the principal sum of Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000) in installments, one such installment to be due and payable on each Payment Date, each such installment to be in an amount equal to the amount set forth in Schedule I hereto, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall accrue with respect to each Interest Period at the Applicable Rate (calculated on the basis of a year consisting of 360 days and the actual number of days elapsed) in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date this Equipment Note is paid in full. Interest shall be payable with respect to the first but not the last day of each Interest Period. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary
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contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, interest at the then Applicable Rate shall accrue on the amount of such payment during such extension.

                 For purposes hereof, the term "Indenture" means the Amended and Restated Trust Indenture and Security Agreement (1994 737 B), dated as of December 23, 1997 between the Owner Trustee and First Security Bank, National Association (the "Indenture Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Indenture.

                 This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days and the actual number of days elapsed) on any overdue principal amount, any overdue Break Amount, if any, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

                 The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Note Purchase Agreement and the Registration Rights Agreement as more particularly set forth in the third paragraph of Section 2.01 of the Indenture.

                 All payments of principal, Break Amount, if any, Make-Whole Amount, if any, interest and other amounts, if any, to be made by the Owner Trustee hereunder and under the Indenture shall be made only from the income and proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments. Each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as above provided and that, none of the Owner Trustee, the Indenture Trustee and the Owner Participant is or shall be personally liable or liable in any manner extending to any assets other than the Indenture Estate to the holder hereof for any amounts payable or for any liability under this Equipment Note or the Indenture or, except as provided in Section 2.09 of the Indenture, under the Participation Agreement or the other Operative Documents; provided, however, that, nothing herein contained shall limit, restrict or impair the right of the Indenture Trustee, subject always to the terms and provisions of the Indenture, to accelerate the maturity of this Equipment Note upon an Indenture Event of Default under the Indenture, to bring suit and obtain a judgment against the Owner Trustee on this Equipment Note for purposes of realizing upon the Indenture Estate and to exercise all rights and remedies provided under the Indenture or otherwise realize upon the Indenture Estate.






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                 This Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Equipment Note has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in
Section 2.02 of the Indenture.

                 This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Indenture. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its Corporate Trust Department) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Noteholders of the Equipment Notes, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Noteholder hereof agrees by its acceptance of this Equipment Note.

                 This Equipment Note is subject to redemption as provided in
Article 6 of the Indenture but not otherwise.

                 If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Equipment Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                 As provided in the Indenture, in certain circumstances this Equipment Note is transferable, and upon surrender of this Equipment Note for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Noteholder or his attorney duly authorized in writing, one or more new Equipment Notes of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                 The Equipment Notes are issuable only as registered Equipment Notes. As provided in the Indenture and subject to certain limitations therein set forth, Equipment Notes are exchangeable for a like aggregate principal amount of Equipment Notes of the same series, maturity and type and of authorized denominations, as requested by the Noteholder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose. No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





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                 Prior to due presentment for registration of transfer of this
Equipment Note, the Owner Trustee, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name this Equipment Note is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Equipment Note and for all other purposes whatsoever whether or not this Equipment Note be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent nor the Registrar shall be affected by notice to the contrary.

                 The Noteholder of this Equipment Note, by accepting the same,
(a) agrees to and shall be bound by such provisions and each other provision applicable to it in the Indenture, the Participation Agreement, the Note Purchase Agreement and each other Fundamental Document, (b) authorizes and directs the Indenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee its attorney-in-fact for such purpose.

                 AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS EQUIPMENT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.


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                 IN WITNESS WHEREOF, the Owner Trustee has caused this
Equipment Note to be duly executed in its corporate name by its officer duly authorized as of the date hereof.



                                        STATE STREET BANK AND TRUST
                                        COMPANY OF CONNECTICUT, NATIONAL
                                        ASSOCIATION,

                                        not in its individual capacity but sole
                                        as Owner Trustee


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:





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               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Equipment Notes referred to in the within-mentioned Indenture.


                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION,
                                        as Indenture Trustee



                                        By:
                                           ------------------------------------
                                            Authorized officer and signatory






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                                   SCHEDULE I

                             AMORTIZATION SCHEDULE


Payment Date                     Principal Amount (Expressed as a
------------                            Percentage of Original Principal Amount)
                                        ----------------------------------------






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